UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Hanover Insurance Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT ANNUAL SHAREHOLDERS’ MEETING

INFORMATION — YOUR VOTE COUNTS!

Important Notice Regarding the Availability of Proxy Materials for

The Hanover Insurance Group, Inc. Meeting of Shareholders to be Held on May 11, 2010

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/thg

Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/thg to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials — If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 30, 2010 to facilitate timely delivery.

The Annual Meeting of Shareholders of The Hanover Insurance Group, Inc. will be held at its corporate headquarters, 440 Lincoln Street, Worcester, Massachusetts 01653 on Tuesday, May 11, 2010 at 9:00 a.m. local time.

The matters intended to be acted upon at the meeting are listed below:

The Board of Directors recommends that you vote FOR the following proposals:

1. To elect three directors to serve for the respective terms set forth opposite such nominee’s name below:
01. Michael P. Angelini	Three - year term expiring in 2013	02. P. Kevin Condron	Three - year term expiring in 2013
03. Neal F. Finnegan	Three - year term expiring in 2013
2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of The Hanover Insurance Group, Inc. for 2010.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to The Hanover Insurance Group, Inc. 2010 Annual Meeting

From Boston.
Follow the Mass Pike west to exit 11A.
•Follow Rte. 495 north to exit 25.
•Take Interstate 290 west to exit 20.
•Turn right onto Lincoln Street.
The Hanover is on your left.
From New Hampshire And Northeastern Massachusetts.
Follow Route 495 south to exit 25.
•Take Interstate 290 west to exit 20.
•Turn right onto Lincoln Street.
The Hanover is on your left.
From Connecticut And Western Massachusetts.
Follow the Mass Pike east to exit 10.
•Proceed along Interstate 290 east to exit 20. Stay to the right when exiting.
•At the end of the exit ramp, proceed through one set of traffic lights to a second set of lights.
•Turn left onto Lincoln Street and drive approximately one-quarter mile.
The Hanover is on your left.

Where To Park.

Parking is available at The Hanover’s front entrance on Lincoln Street. All visitors are requested to enter the main lobby and register with the receptionist upon arrival.

Here’s how to order a copy of the proxy statement, annual report to shareholders and form of proxy and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

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Internet – Go to www.envisionreports.com/thg. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
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Email – Send an email to investorvote@computershare.com with “Proxy Materials The Hanover Insurance Group, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 30, 2010.

015NUB